Exhibit 99.1

Corio Exceeds Revenue and Profitability Goals

Applications Management Revenue Increases 65% Over Second Quarter Last Year

SAN CARLOS, Calif.—July 22, 2003—Corio, Inc. (NASDAQ: CRIO), a leading enterprise application service provider, today reported results for its second quarter ended June 30, 2003. Revenue for the second quarter of 2003 was $17.1 million, a 43 percent increase over the $11.9 million reported for the same period in 2002. Application management services revenue for the second quarter of 2003 was $14.8 million, a 65 percent increase over the $9.0 million reported for the same period in 2002.

Net loss on a GAAP basis for the second quarter of 2003 was $3.0 million, or $0.05 per diluted share, compared to the net loss of $7.7 million, or $0.15 per diluted share, reported for the same period in 2002. Earnings before interest, taxes, depreciation and amortization (EBITDA) for the second quarter of 2003 was $0.8 million, compared to an EBITDA loss of $4.5 million reported for the same period in 2002.

As of June 30, 2003, the total of cash, cash equivalents, restricted cash and short-term investments was $47.1 million compared to $49.2 million at March 31, 2003. Cash generated by operations during the second quarter was $0.1 million.

“Our results exceeded our revenue and profitability goals for the second quarter and mark Corio’s third consecutive quarter of positive operating cash flow. We continue to reduce costs through automation and integration of offshore resources, while actively investing in key growth areas,” said Brett White, Chief Financial Officer at Corio.

During the quarter, Corio succeeded with significant contract signings including new customers, customer renewals and contract extensions. They include:

•	A Fortune 100 financial services company.

•	A Fortune 500 utilities company.

•	Birkenstock Footprint Sandals, Inc., the distributor of Birkenstock footwear in the U.S.

•	EXE Technologies (NASDAQ: EXEE), a global leader in supply chain execution software.

•	The Sporting News, owned by Vulcan, Inc.

•	BenefitNation, Inc., a Bertelsmann company and a leading provider of Document Lifecycle Solutions.

•	A leading Internet software company.

“We see customer adoption of the ASP model accelerating as companies need to realize greater economic value from their enterprise applications,” said George Kadifa, Chairman and CEO of Corio. “Both Mid-Market and Fortune 1000 companies see Corio Applications on Demand™ as a highly effective and cost efficient way to run enterprise applications reliably.”

The company also announced that Corio Applications on Demand subscriptions have surpassed 150,000 users. Since 1999, Corio Applications on Demand has provided customers with a flexible, pay-as-you-go, utility-like service designed to reduce the overall costs associated with enterprise application systems. This milestone demonstrates the growth of on demand computing and the scalability of the model.

Quarterly Conference Call

Management will host a conference call to discuss the second quarter results and the business outlook for the third quarter beginning at 2:00 p.m. PDT today. Interested parties may listen to the conference call via live broadcast over the Internet at http://www.corio.com/ir or via telephone by dialing (719) 457-2626 with passcode “CORIO”. For those unable to participate in the live call, a replay will be available beginning at 5:00 p.m. PDT and continuing through July 29, 2003. The replay number is (719) 457-0820, with confirmation code 504386. A replay of the conference call will also be available for 30 days on Corio’s website.

About Corio, Inc.

Corio, Inc. (NASDAQ: CRIO) is a leading enterprise application service provider (ASP). Corio Applications on Demand™ delivers enterprise applications from leading independent software vendors as a service for a fixed monthly fee. Corio provides infrastructure, applications management, consulting services, and Corio iSRVCE technology resource management (TRM) software. Additional information about Corio is available at www.corio.com.

Corio is a registered trademark of Corio, Inc. Applications on Demand, iSRVCE and SRVCE are trademarks of Corio, Inc. All other product and company names mentioned herein may be the trademarks of their respective owners.

Forward-Looking Statements:

Matters discussed in this release involving expectations, beliefs, plans, projections, intentions, future events or strategies are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities and Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, and are made under their safe-harbor provisions. Such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected. Forward-looking statements herein include statements regarding Corio’s future financial and operating performance, any implication that future financial and operating performance is predictable based on the results in the second quarter, statements regarding acceleration of the ASP model, statements regarding future efficiencies in our business, services to be performed for certain customers, and the benefits to Corio and its customers of Corio Applications on Demand and Corio’s services. Some of the specific factors that may cause actual results to differ include, among others: the fact that Corio operates in a new industry with a rapidly-evolving business model, the fact that visibility into future financial and operating performance in the current environment is poor, the fact that the structure of relationships may change and relationships may terminate, and the fact that customers may not pay Corio as expected. Additional risks that could cause actual results to differ materially from those projected are discussed in our public filings with the Securities and Exchange Commission which are available at the Securities and Exchange Commission’s website (http://www.sec.gov). Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s analysis only as of the date hereof. Corio undertakes no obligation to publicly release the results of any revision to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Investor Relations Contact:

Arthur Chiang

Senior Vice President, Investor Relations

Corio, Inc.

achiang@corio.com

650-232-3171

CORIO, INC.

BALANCE SHEETS

(in thousands)

(unaudited)

	June 30, 2003	December 31, 2002
ASSETS
Current assets:
Cash and cash equivalents	$16,028	$26,908
Short-term investments	23,333	17,031
Accounts receivable	2,996	6,109
Prepaid expenses and other assets	2,700	3,421

Total current assets	45,057	53,469

Restricted cash	7,717	7,717
Property and equipment and other assets	14,324	19,106

Total assets	$67,098	$80,292

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$14,924	$19,484
Deferred revenue	2,008	2,636
Other current liabilities	1,667	4,732

Total current liabilities	18,599	26,852
Long-term liabilities	5,868	4,025

Total liabilities	24,467	30,877
Stockholders’ equity	42,631	49,415

Total liabilities and stockholders’ equity	$67,098	$80,292

CORIO, INC.

STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2003	2002	2003	2002
Revenues:
Application management services	$14,838	$8,992	$31,467	$19,018
Professional services and other	2,213	2,910	4,588	5,976

Total revenues	17,051	11,902	36,055	24,994

Costs and Expenses:
Application management services	11,909	8,280	25,123	17,321
Professional services and other	1,712	3,152	3,725	6,874
Research and development	1,346	1,736	2,696	3,777
Sales and marketing (2)	2,301	2,844	4,507	6,239
General and administrative (2)	2,188	2,955	4,578	5,988
Restructuring charges	—	—	2,334	—
Amortization of stock based compensation	208	960	480	1,100
Amortization of intangible assets	437	—	890	—

Total operating expenses	20,101	19,927	44,333	41,299

Loss from operations	$(3,050)	$(8,025)	$(8,278)	$(16,305)

Interest and other income	97	295	170	565

Net Loss	$(2,953)	$(7,730)	$(8,108)	$(15,740)

Basic and diluted net loss per share	$(0.05)	$(0.15)	$(0.15)	$(0.30)

Shares used in computation-basic and diluted	56,178	52,608	55,406	51,991

RECONCILIATION OF NET LOSS TO EBITDA AND NON-GAAP NET INCOME (LOSS) (1)	Three Months Ended June 30,		Six Months Ended June 30,
	2003	2002	2003	2002
Net loss	$(2,953)	$(7,730)	$(8,108)	$(15,740)
Amortization expense (2)	986	860	1,793	1,233
Interest and other income	(97)	(295)	(170)	(565)
Depreciation	2,878	2,634	6,087	5,473

EBITDA	814	(4,531)	(398)	(9,599)
Restructuring charges	—	—	2,334	—

NON-GAAP NET INCOME (LOSS)	$814	$(4,531)	$1,936	$(9,599)

(1) In order to fully assess the Company’s financial operating results, management believes that Earnings before Interest, Taxes, Depreciation, Amortization and Restructuring Charges, is an appropriate measure of the operating performance of the Company. However, this supplementary financial data should be considered in addition to, not as a substitute for or superior to, operating income, cash flows, or other measures of financial performance prepared in accordance with generally accepted accounting principles.

(2) AMORTIZATION EXPENSE IN NON-GAAP NET INCOME (LOSS) RECONCILIATION ABOVE	Three Months Ended June 30,		Six Months Ended June 30,
	2003	2002	2003	2002

Amortization expense (benefit) included in other Statement of
Operations expense line items:
Sales and marketing	$338	$(103)	$416	$126
General and administrative	3	3	7	7

Total amortization expense (benefit) in other Statement of
Operations expense line items:	341	(100)	423	133
Amortization of stock based compensation	208	960	480	1,100
Amortization of intangible assets	437	—	890	—

Total amortization expense	$986	$860	$1,793	$1,233